Exhibit 99.1

Guidance Software, Inc. Reports Record Quarterly and Full Year 2007 Revenue

•	Record Quarterly Revenue of $22.5 Million, up $5.5 million, or 32% year-over-year, and Record Annual Revenue of $78.9 Million, up $23.0 million, or 41% year-over-year

•	Fourth Quarter EPS of $0.08 non-GAAP, Exceeds Previous Quarter by $0.05 per share non-GAAP; GAAP Fourth Quarter EPS of $0.01

•	2007 Annual EPS of $0.11 non-GAAP, ($0.13) GAAP, Exceeds 2006 by $0.21 per share non-GAAP, $0.03 GAAP

•	First Quarter of GAAP Profitability, Seventh Consecutive Quarter of Record Revenue

•	Gross and Operating Margins Continue to Improve

PASADENA, California, February 28, 2008 (Business Wire) – Guidance Software, Inc. (NASDAQ: GUID), The World Leader in Digital Investigations™, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2007.

“In both the fourth quarter and for 2007, Guidance Software produced the best results in its history,” said Victor Limongelli, president and chief executive officer of Guidance Software. “Top-line growth continues to be driven by sales of EnCase® Enterprise, which now has over 500 customers, and by sales of our high-value add-on products, most notably sales of EnCase® eDiscovery. In addition, unit sales of EnCase® Forensic reached their highest level ever, confirming its status as the leading forensic software.”

“As we enter 2008, we are better positioned than ever before to build upon our foundation and expand our leadership,” he concluded.

Total revenue in the fourth quarter of fiscal 2007 was a record $22.5 million, an increase of $5.5 million, or 32 percent, from the fourth quarter of 2006. Total revenue for fiscal 2007 was a record $78.9 million, up $23.0 million, or 41 percent from fiscal 2006.

In the fourth quarter of fiscal 2007, product revenue was $12.3 million, rising $2.1 million, or 21 percent, year-over-year. Services and Maintenance revenue for the same period grew to $10.2 million, up $3.3 million, or 49 percent, year-over-year. For fiscal 2007, product revenue was $44.3 million, rising $11.7 million, or 36 percent, compared to fiscal 2006. Services and Maintenance revenue for fiscal 2007 grew to $34.6 million, up $11.3 million, or 48 percent, compared to fiscal 2006.

Deferred revenue continued to grow in the fourth quarter, reaching $27.2 million as of December 31, 2007, an increase of $7.0 million, or 34.5 percent, over fiscal 2006.

On a non-GAAP basis, fourth quarter 2007 income before income taxes, excluding share-based compensation, was $1.8 million, or $0.08 per share, as compared to a non-GAAP loss before income taxes, excluding share-based compensation, of $0.3 million, or ($0.02) per share, in the fourth quarter of 2006. For fiscal 2007, non-GAAP income before income taxes, excluding share-based compensation, was $2.7 million, or $0.11 per share, as compared to a non-GAAP loss before income taxes, excluding share-based compensation, of $1.9 million, or ($0.10) per share, for fiscal 2006.

On a GAAP basis, the company reported fourth quarter 2007 net income of $0.3 million, or $0.01 per share, versus a net loss of $0.9 million, or ($0.05) per share in the same quarter of the previous year. For fiscal 2007, the company narrowed its GAAP net loss to $2.9 million, or ($0.13) per share, versus a net loss of $3.1 million, or ($0.16) per share, in fiscal 2006.

Gross margins for the fourth quarters and for the fiscal years were:

Non-GAAP (excluding Share Based Compensation)

	Q406	Q407	FY06	FY07
Overall Gross Margin	69.9%	73.9%	71.7%	73.2%
Product Gross Margin	92.1%	94.5%	92.5%	94.0%
Services Gross Margin	36.8%	48.8%	42.5%	46.6%

GAAP
	Q406	Q407	FY06	FY07
Overall Gross Margin	69.2%	72.5%	71.3%	72.1%
Product Gross Margin	92.1%	94.3%	92.5%	93.8%
Services Gross Margin	35.1%	46.0%	41.5%	44.2%

Financial Outlook:

Notwithstanding the challenging economic environment, the Company is maintaining and reiterating its previously issued revenue guidance of $94 million to $99 million for 2008, as well as its previously issued EPS guidance (before income taxes, excluding share based compensation) of $0.11 to $0.24 per share, on a fully diluted basis (assuming a weighted average of approximately 24 million shares outstanding). For 2008, we expect share-based compensation expense of $7 million to $10 million, resulting in an estimated GAAP EPS, before income taxes, of ($0.32) to ($0.05) per share.

“We are seeing steady improvement in our margins, as evidenced by our fourth quarter and fiscal 2007 results,” said Frank J. Sansone, chief financial officer of Guidance Software. “By controlling expenses and leveraging investments we’ve made in our business, we are on a path to achieve continued margin expansion.”

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results. Participants should call (877) 397-0291 (North America) or (719) 325-4856 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software's Investor Relations web site at http://investors.guidancesoftware.com. A replay of the call will be available by calling (719) 457-0820, passcode 8464694, available from 8:00 p.m. eastern time, February 28, through midnight March 6, 2008.

Forward Looking Statements:

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations.

There can be no assurance that demand for the company's products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable.

There are also risks that the company’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the company’s financial performance; that the company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the company's relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission.

The company specifically disclaims any responsibility for updating these forward-looking statements.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions.

Its EnCase® platform provides the foundation for government, corporate and law enforcement organizations to conduct thorough, network-enabled, and court-validated computer investigations of any kind, such as responding to eDiscovery requests, conducting internal investigations, responding to regulatory inquiries or performing data and compliance auditing - all while maintaining the integrity of the data. There are more than 20,000 licensed users of the EnCase technology worldwide, and thousands attend Guidance Software's renowned training programs annually. Validated by numerous courts, corporate legal departments, government agencies and law enforcement organizations worldwide, EnCase has been honored with industry awards and recognition from eWEEK, SC Magazine, Network Computing, and the Socha-Gelbmann survey.

For more information about Guidance Software, visit www.guidancesoftware.com.

Source: Guidance Software

Bill Powell

Director of Investor Relations

(626) 229-9191 x133

investorrelations@guidancesoftware.com

GUID-F

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2007	2006	2007
Revenues:
Product revenue	$10,202	$12,317	$32,565	$44,314
Services and maintenance revenue	6,824	10,156	23,300	34,566

Total revenues	17,026	22,473	55,865	78,880

Cost of revenues:
Cost of product revenue	806	700	2,429	2,754
Cost of services and maintenance revenue	4,430	5,480	13,639	19,280

Total cost of revenues	5,236	6,180	16,068	22,034

Gross profit	11,790	16,293	39,797	56,846

Operating expenses:
Selling and marketing	8,013	8,373	26,238	32,964
Research and development	1,865	2,530	7,113	9,067
General and administrative	2,305	4,388	7,840	14,637
Depreciation	542	1,029	1,823	3,453

Total operating expenses	12,725	16,320	43,014	60,121

Operating (loss)	(935)	(27)	(3,217)	(3,275)
Other income, net	75	389	187	1,486

(Loss) income before income taxes	(860)	362	(3,030)	(1,789)
Income tax provision	17	45	39	1,078

Net (loss) income	$(877)	$317	$(3,069)	$(2,867)

Net (loss) income per share	$(0.05)	$0.01	$(0.16)	$(0.13)

Shares used in per share calculation - basic	19,487	22,942	19,530	22,600

Shares used in per share calculation - diluted	19,487	23,509	19,530	23,264

Share based compensation expense (including taxes paid by the company) was allocated as follows:
Cost of product revenue	$—	$27	$2	$86
Cost of service and maintenance revenue	115	282	232	831
Selling and marketing	149	411	328	1,362
Research and development	80	205	148	618
General and administrative	176	545	392	1,553

Total share-based compensation expense	$520	$1,470	$1,102	$4,450

Supplemental Financial Data (See Note)
Non-GAAP (loss) income before income taxes excluding share-based compensation expense	$(340)	$1,832	$(1,928)	$2,661

Non-GAAP net (loss) income before income taxes per share excluding share-based compensation expense	$(0.02)	$0.08	$(0.10)	$0.11

Guidance Software, Inc.

Note to Unaudited Condensed Consolidated Statements of Operations

This press release and its attachments include the non-GAAP financial measures of net (loss) income before income taxes excluding share-based compensation expense and non-GAAP net (loss) income before income taxes per share excluding share-based compensation expense, which are reconciled to net (loss) income and net (loss) income per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net (loss) income and net (loss) income per share calculated in accordance with GAAP.

Non-GAAP net (loss) income before income taxes is defined as net (loss) income before income taxes excluding compensation expenses required to be recorded by Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) for equity awards to employees and directors. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which excludes income taxes and expenses related to share-based compensation, because income taxes are not the responsibility of operating managers and because FAS 123R compensation costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted. Accordingly, our operational managers are evaluated based on the operating expenses exclusive of income taxes and share-based compensation expenses and including such charges would hamper investors’ ability to evaluate the performance of our management in the manner in which the Company’s management evaluates performance.

Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to income taxes and FAS 123R equity expense because it facilitates comparability with prior period information.

Accordingly, management and the Board of Directors do not consider income taxes or share-based compensation costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Guidance Software, Inc.

Reconciliation of GAAP (Loss) Income Before Income Taxes and Net (Loss) Income Before Taxes Per Share to

Non-GAAP (Loss) Income Before Income Taxes and Net (Loss) Income Before Income Taxes Per Share

(in thousands, except share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2007	2006	2007
GAAP (loss) income before income taxes	$(860)	$362	$(3,030)	$(1,789)

Share-based compensation expense as measured using the fair value method under SFAS 123R	$520	$1,455	$1,102	$4,345
Payroll taxes on employee stock options and restricted stock grants	—	15	—	105

Total share-based compensation expense	520	1,470	1,102	4,450

Non-GAAP (loss) income before income taxes excluding share-based compensation expense	$(340)	$1,832	$(1,928)	$2,661
Income tax provision	17	45	39	1,078

Non-GAAP (loss) income excluding share-based compensation expense	$(357)	$1,787	$(1,967)	$1,583

GAAP net loss (income) per share - diluted	$(0.05)	$0.01	$(0.16)	$(0.13)

Non-GAAP net (loss) income before income taxes per share excluding share-based compensation expense - diluted	$(0.02)	$0.08	$(0.10)	$0.11

Non-GAAP net (loss) income excluding share-based compensation expense - diluted	$(0.02)	$0.08	$(0.10)	$0.07

Shares used in per share calculations:
Basic	19,487	22,942	19,530	22,600

Diluted	19,487	23,509	19,530	23,264

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2006	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$8,041	$37,591
Investments in marketable debt securities	24,694	—
Trade receivables, net	17,513	21,093
Prepaid expenses, inventory and other current assets	2,064	2,863
Deferred tax asset	—	1,386

Total current assets	52,312	62,933
Property and equipment, net	6,526	12,515
Other assets	507	489

Total assets	$59,345	$75,937

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,494	$4,595
Accrued expenses	3,974	6,421
Capital lease obligations	942	586
Deferred revenues	18,123	24,895

Total current liabilities	28,533	36,497

Long-term liabilities:
Rent incentives	1,537	3,053
Capital lease obligations	488	185
Deferred revenues	2,098	2,306

Total long-term liabilities	4,123	5,544

Stockholders' equity:
Common stock	22	23
Additional paid-in capital	36,330	46,516
Accumulated other comprehensive loss	(17)	—
Accumulated deficit	(9,646)	(12,643)

Total stockholders' equity	26,689	33,896

Total liabilities and stockholders' equity	$59,345	$75,937